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                                                                    Exhibit 10.1

                                                                 [COMERICA LOGO]

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COMERICA BANK-CALIFORNIA


November 07, 2001


Frank DiPietro
Sipex Corporation
22 Linell Circle
Billerica, MA 01821


Dear Frank:

Comerica Bank-California (herein "Bank") hereby gives formal notice to Sipex Corporation (herein "Borrower") that as of September 30, 2001 it is in violation of the Amended and Restated Revolving Credit Loan & Security Agreement between Comerica Bank and Sipex Corporation dated March 22, 2001 (Agreement) as follows:


     7.17(g) "Net Income after taxes of $1,000,000 for the quarter ended
             September 30, 2001..."


Subject to the terms and conditions that follow, we have decided to waive our default right with respect to the violation for the period ending on September 30, 2001. Please note that this applies only to the specific instance described above. It is not a waiver of any subsequent violation of the same provision of the Agreement, nor is it a waiver of any violation of any other provision of the Agreement.

Except as expressly stated in this letter, we reserve all of the rights, powers, and remedies available to us under the Agreement and any other contracts or instruments signed by you. If you have any questions regarding this letter, please contact me.


Sincerely,

/s/ Matthew Wright

Matthew Wright

Corporate Banking Officer

(925) 941-1913